Exhibit 2.01

Resource Extraction Payment Report

Project-level Disclosure

The table below sets forth our payments made to governments for the fiscal year ended December 31, 2023, by project and type of payment.

	For the year ended December 31, 2023 (in US Dollars) (1)
	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Payments for Infrastructure Improvements	Community and Social Responsibility Payments	Total
Argentina
Sal de Oro Project	$5,010,792	$35,076	$—	$—	$—	$—	$—	$—	$5,045,868
Malaysia
Block PM524 Project	—	—	1,029,510	—	—	—	—	—	$1,029,510
Indonesia
Block Bunga Project	—	—	—	—	100,000	—	—	—	$100,000
Australia
Atlas, Roma North, Range Project	1,863,221	13,381,804	1,051,692	—	—	—	—	—	$16,296,717

Total	$6,874,013	$13,416,880	$2,081,202	$—	$100,000	$—	$—	$—	$22,472,095

(1)

All payments are reported in US Dollars. Payments relating to project in Argentina were made in Argentine Pesos, payments relating to project in Malaysia were made in US Dollars and Malaysian Ringgits, payments relating to project in Indonesia were made in US Dollars, and payments relating to the project in Australia were made in Australian Dollars. Such payments made in currencies other than in US Dollars have been converted to US Dollars using the exchange rates as of December 31, 2023.

Government-level Disclosure

The table below sets forth our payments made to governments for the fiscal year ended December 31, 2023, by government and type of payment.

	For the year ended December 31, 2023 (In US Dollars) (1)
	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Payments for Infrastructure Improvements	Community and Social Responsibility Payments	Total
Argentina
Federal Government	$4,216,107	$—	$—	$—	$—	$—	$—	$—	$4,216,107
State Government	792,630	35,076	—	—	—	—	—	—	827,706
Municipal Government	2,055	—	—	—	—	—	—	—	2,055
Malaysia
State-owned enterprise	—	—	1,029,510	—	—	—	—	—	1,029,510
Indonesia
Central Government	—	—	—	—	100,000	—	—	—	100,000
Australia
Federal Government	—	—	585,466	—	—	—	—	—	585,466
State Government	914,120	13,381,804	466,226	—	—	—	—	—	14,762,150
Local Government	949,101	—	—	—	—	—	—	—	949,101

Total	$6,874,013	$13,416,880	$2,081,202	$—	$100,000	$—	$—	$—	$22,472,095

(1)

All payments are reported in US Dollars. Payments relating to project in Argentina were made in Argentine Pesos, payments relating to project in Malaysia were made in US Dollars and Malaysian Ringgits, payments relating to project in Indonesia were made in US Dollars, and payments relating to the project in Australia were made in Australian Dollars. Such payments made in currencies other than in US Dollars have been converted to US Dollars using the exchange rates as of December 31, 2023.

Payment Details Disclosure

The table below provides the details of payments made to governments for the fiscal year ended December 31, 2023.

For the year ended December 31, 2023
Subnational Political Jurisdiction	Government	Business Segment	Project	Resource	Extraction Method	Amount (In US Dollars) (1)
Argentina
Salta and Catamarca	Federal Government	Secondary Battery Materials Segment	Sal de Oro Project	Brine Lithium	Brine Well Production	$4,216,107
Salta	State and Municipal	Secondary Battery Materials Segment	Sal de Oro Project	Brine Lithium	Brine Well Production	411,168
Catamarca	State and Municipal	Secondary Battery Materials Segment	Sal de Oro Project	Brine Lithium	Brine Well Production	418,593

Total						$5,045,868

Malaysia
Terengganu	State-owned enterprise	Infrastructure Business — Trading Segment	Block PM524 Project	Oil and Natural Gas	Well Drilling	$1,029,510

Total						$1,029,510

Indonesia
Java	Central Government	Infrastructure Business — Trading Segment	Block Bunga Project	Oil and Natural Gas	Well Drilling	$100,000

Total						$100,000

Australia
Queensland	Federal, State and Local	Infrastructure Business — Trading Segment	Atlas, Roma North and Range Project	Coal Seam Gas	Well Drilling	$16,296,717

Total						$16,296,717

(1)

All payments are reported in US Dollars. Payments relating to project in Argentina were made in Argentine Pesos, payments relating to project in Malaysia were made in US Dollars and Malaysian Ringgits, payments relating to project in Indonesia were made in US Dollars, and payments relating to the project in Australia were made in Australian Dollars. Such payments made in currencies other than in US Dollars have been converted to US Dollars using the exchange rates as of December 31, 2023.